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Exhibit 21

Subsidiaries of Fastenal Company.

                                                                State of
Subsidiary name                Doing business as             incorporation
---------------                -----------------             -------------

Fastenal Canada Company               Same                     Minnesota

Fastenal Company Services             Same                     Minnesota

Fastenal Company Purchasing           Same                     Minnesota

Fastenal Company Leasing              Same                     Minnesota